SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

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[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Burlington Coat Factory Warehouse Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1)	Title of each class of securities to which transaction applies:
Common Stock, $1.00 par value per share
2)	Aggregate number of securities to which transaction applies:
Proxy Statement for Annual Meeting of Stockholders to be held 11/1/01. On August 31, 2001 there were 44,406,002 shares of Common Stock issued and outstanding.
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BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
1830 ROUTE 130
BURLINGTON, NEW JERSEY 08016

___________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
___________________________________

You are cordially invited to attend the Annual Meeting of Stockholders of Burlington Coat Factory Warehouse Corporation (the "Company") to be held at 11:00 A.M., New Jersey time, on Thursday, November 1, 2001 at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016 for the following purposes:

1.	To elect seven directors.
2.	To vote on a proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants.
3.	To transact such other business as may properly come before such meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 14, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. If you do not expect to be present at the meeting, but wish your shares to be voted, please fill in, date, sign and return the enclosed proxy which is solicited by, and on behalf of, the Board of Directors.

Sincerely,

Paul C. Tang
Assistant Secretary

Burlington, New Jersey
September 5, 2001

YOUR VOTE IS IMPORTANT

You are urged to sign, date and mail your proxy promptly in the enclosed envelope.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
1830 ROUTE 130
BURLINGTON, NEW JERSEY 08016
________________________________

PROXY STATEMENT

________________________________

Approximate Mailing Date:
September 14, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Burlington Coat Factory Warehouse Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, November 1, 2001, at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016 at 11:00 o'clock in the morning, New Jersey time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on September 14, 2001, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attendance and voting at the meeting or by written notice to the Secretary of the Company received at the Company's offices at 1830 Route 130, Burlington, New Jersey 08016 prior to the date of the Annual Meeting. When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy.

The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company, who will not be specially compensated for such services.

The Bylaws of the Company provide that, except as provided by law or by the Company's Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Neither Delaware law nor the Certificate of Incorporation of the Company provides for a different quorum for the matters to be submitted to a vote of the Stockholders at the forthcoming Annual Meeting of Stockholders. For the purposes of determining the presence of a quorum at the forthcoming Annual Meeting of Stockholders, all shares of stock represented by ballots or proxies presented at the meeting shall be counted whether or not such ballots or proxies shall include stockholder directed abstentions or broker non-votes on one or more matters; provided, however, that a ballot or proxy presented by a broker on which it has indicated that it does not have discretionary authority to vote on any matter shall not be counted towards the presence of a quorum.

Directors will be elected by a plurality of the votes of the shares of stock cast by stockholders present in person or represented by proxy at the meeting and entitled to vote, assuming there is a quorum. Thus assuming there is a quorum, abstentions and broker non-votes will have no effect on determining the outcome of the election of directors. With respect to the ratification of the appointment of auditors, the affirmative vote of a majority of the shares of stock held by stockholders present in person or represented by proxy at the meeting and entitled to vote is required; therefore, abstentions and broker non-votes will be counted as negative votes.

All stockholder meeting proxies, ballots and tabulations that identify individual stockholders are kept confidential, and no such documents shall be available for examination, nor shall the identity of any stockholder be disclosed, except as may be required by law. Votes are counted by the employees of American Stock Transfer Company, the Company's independent transfer agent and registrar, and certified by the Inspector of Election, who is also an employee of American Stock Transfer Company.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

As of August 31, 2001, the Company had outstanding and entitled to vote (exclusive of treasury shares) 44,406,002 shares of Common Stock, par value $1.00 per share ("Common Stock"). The holders of the Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders.

To the knowledge of the Company, as of August 31, 2001, the following table sets forth the ownership of the Company's Common Stock by each person owning more than 5% of such Common Stock, by each director and by all executive officers and directors as a group:

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class
Monroe G. Milstein (2)(3)(4)(5)	18,088,415	(6)(7)	40.7%
MHLAS Limited Partnership Number One (2)	2,400,000	(8)	5.4%
Andrew R. Milstein (2)(3)(4)	2,984,098	(9)	6.7%
Stephen E. Milstein (2)(3)(4)	2,718,660	(10)	6.1%
Mark A. Nesci (2)(4)	117,810	(11)(12)	0.3%
Harvey Morgan (4) 630 Fifth Avenue, 29th Floor New York, NY 10111	1,200		-
Irving Drillings (4) 4740 South Ocean Blvd. Highland Beach, Florida 33487	900		-
Roman Ferber (4) 27 Harwood Road Monroe Township, NJ 08831	-		-
Dimensional Fund Advisors, Inc. (13) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,375,120		5.3%
All directors and officers as group (10 persons)	26,414,489	(14)	59.2%

_______________

(1)	Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	Business address is 1830 Route 130, Burlington, New Jersey 08016.
(3)	Monroe G. Milstein is the father of Andrew and Stephen Milstein. Each member of the Milstein family disclaims beneficial ownership of each other's shares of Common Stock.
(4)	A director of the Company.
(5)	Monroe G. Milstein "controls" and is therefore a "parent" of the Company as those terms are defined in Rule 405 under the Securities Act of 1933, as amended.
(6)	Excludes 2,400,000 shares of Common Stock held by MHLAS Limited Partnership Number One of which Monroe G. Milstein is a limited partner.
(7)

Includes 6,738,984 shares of Common Stock that were owned by Henrietta Milstein, the late wife of Monroe G. Milstein, and that have been bequeathed to a trust established under Mrs. Milstein's last will and testament for the benefit of certain family members. Mr. Monroe G. Milstein, as executor of Mrs. Milstein's estate and as a testamentary trustee thereunder, has voting and dispositive power over these shares, but disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(8)

MHLAS Limited Partnership Number One ("MHLAS") is a Delaware limited partnership whose general partner is MH Family LLC, a Delaware limited liability company ("MHLLC"). MHLLC is controlled by the Henrietta Milstein 2000 Revocable Trust. Mr. Paul Tang, the general counsel of the Company, is the trustee of such trust and in such capacity has voting and dispositive power over the shares of Common Stock owned by MHLAS but disclaims beneficial ownership of such shares.

(9)

Includes 79,945 shares of Common Stock held by Andrew Milstein as trustee of the Stephen Milstein 1994 Trust, and 11,109 shares of Common Stock held by Andrew Milstein as Trustee of the SGM 1995 Trust, trusts established for the benefit of the children of Stephen Milstein. Mr. Andrew Milstein holds voting and dispositive power with respect to the shares but disclaims any pecuniary interest in such shares. Also includes 33,600 shares of Common Stock underlying options granted to Andrew Milstein. Excludes 88,757 shares of Common Stock donated by Mr. Andrew Milstein to various trusts established for the benefit of the children of Andrew Milstein, as to which shares Andrew Milstein disclaims beneficial ownership.

(10)

Includes (a) 4,740 shares of Common Stock held by Stephen Milstein as trustee under trust agreement dated December 31, 1984 for the benefit of the niece of Mr. Stephen Milstein and daughter of Mr. Andrew R. Milstein and (b) 6,711 shares of Common Stock held by Stephen Milstein as trustee under trust agreement dated November 4, 1988 for the benefit of the nephew of Mr. Stephen Milstein and son of Mr. Andrew R. Milstein. Mr. Stephen Milstein holds voting and dispositive power with respect to the shares but disclaims any pecuniary interest in such shares. Also includes 33,600 shares of Common Stock underlying options granted to Stephen Milstein. Excludes 91,054 shares of Common Stock donated by Mr. Stephen Milstein to a trust established for the benefit of his children, as to which shares Mr. Stephen Milstein disclaims beneficial ownership.

(11)	Includes 88,920 shares of Common Stock underlying options granted to such individual.
(12)

Includes 3,600 shares of Common Stock held by the minor children of Mr. Mark Nesci. Excludes 1,800 shares of Common Stock held by the wife of Mr. Mark Nesci, as to which shares Mr. Mark Nesci disclaims beneficial ownership.

(13)	Based on information contained in the Schedule 13G filed with the United States Securities and Exchange Commission by Dimensional Fund Advisors, Inc. on February 2, 2001.
(14)

Includes an aggregate of 182,220 shares of Common Stock underlying options granted to certain officers and directors. Also includes 77,306 shares held by an officer of the Company as trustee of the Andrew Milstein 1994 Trust, a trust established for the benefit of Andrew Milstein's children.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Seven directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors shall have been elected and qualified. The persons named in the accompanying form of Proxy have advised management that it is their intention to vote for the election of the following nominees as directors:

Monroe G. Milstein	Stephen E. Milstein
Andrew R. Milstein	Irving Drillings
Harvey Morgan	Roman Ferber
Mark A. Nesci

If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management has no reason to believe that any substitute nominee will be required.

The following is certain information concerning each nominee:

Nominee, year nominee first became a director and age	Principal occupation and other information concerning nominee (2)
Monroe G. Milstein (1) 1972 74	President and Chief Executive Officer since 1972.

Andrew R. Milstein (1) 1972 48	Executive Vice President and Assistant Secretary since 1989 and Executive Merchandise Manager since 1992.

Stephen E. Milstein (1) 1989 45	Executive Vice President since 1978 and General Merchandise Manager since 1990.

Harvey Morgan 1983 59

Managing Director of PricewaterhouseCoopers Securities, an investment banking firm, since January 2001. From March 1996 to January, 2001, Executive Managing Director of JWGenesis Capital Markets, Inc., an investment banking firm. From June, 1989 to March, 1996, Mr. Morgan was Managing Director of Ladenburg, Thalmann & Co. Inc., an investment banking firm.

Mark A. Nesci 1989 45	Executive Vice President since 1989 and Chief Operating Officer since 1990.

Irving Drillings 1992 77	Retired clothing manufacturer and industrialist. For more than 35 years, from 1955 to 1991, Mr. Drillings was president of Arlette Fashions, Inc., a manufacturer of ladies coats.

Roman Ferber 2001 68

Mr. Ferber currently serves as a consultant to the City of New York. Prior serving in such capacity, Mr. Ferber served the City of New York in various official capacities for over 35 years. Mr. Ferber also holds an M.P.A. and a Ph.D. from New York University.

_________________
(1)	See Note 3 to "Voting Securities and Principal Security Holders" for information concerning the family relationship of certain directors.
(2)	Each person listed as an Executive Vice President was named to such position in August 1999. Prior to that time, each such person was a Vice President.

During the fiscal year ended June 2, 2001, the Board of Directors held four meetings. Each director attended all of the meetings of the Board of Directors held during the fiscal year ended June 2, 2001. The Board of Directors has established an Executive Committee, an Audit Committee, and a Stock Incentive Committee, but has not established any nominating or compensation committee or any other committee performing similar functions. The Executive Committee consists of Monroe G. Milstein and Andrew R. Milstein. The Executive Committee acts, within certain limits, in the absence of the full Board on matters other than major corporate transactions, when convening the full Board is impractical. During the fiscal year ended June 2, 2001, the Executive Committee took actions by unanimous written consent in lieu of formal meetings. The Stock Incentive Committee consists of Monroe G. Milstein and Harvey Morgan and administers the Company's 1998 Stock Incentive Plan. The Audit Committee oversees the general policies and practices of the Company concerning accounting, financial reporting, and internal auditing and financial controls and works with the Company's independent auditors. During the year ended June 2, 2001, the members of the Audit Committee were Harvey Morgan and Irving Drillings. Mr. Ferber was appointed to the Audit Committee after the fiscal year ended June 2, 2001. The Audit Committee held eight meetings during the year ended June 2, 2001.

Audit Committee Report

The Audit Committee is comprised of three outside directors, all of whom are independent under the rules of the New York Stock Exchange. The Board of Directors has approved and adopted a written charter for the Audit Committee setting forth the Audit Committee's duties and responsibilities. A copy of the charter is attached as Appendix A to this Proxy Statement. The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended June 2, 2001 with management and with the Company's independent auditors, Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche their independence. For the fiscal year ended June 2, 2001, Deloitte & Touche LLP charged Company audit fees of $299,800 and non-audit service fees of $98,000, none of which was for financial information systems design and implementation. The Audit Committee has considered the compatability of the provision of non-audit services with maintaining the auditor's independence. Based on the Audit Committee's review of the audited financial statements and the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 2, 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 2, 2001 for filing with the S.E.C.

This report is submitted by the Audit Committee of the Board of Directors:

Harvey Morgan, Chairman	Irving Drillings
Roman Ferber

Executive Officers and Key Personnel

The executive officers and key personnel of the Company as of September 14, 2001 are set forth in the table below. All executive officers and key personnel serve at the pleasure of the Board of Directors.

Name	Age	Office (1)	Period Served
Monroe G. Milstein	74	President, Chief Executive Officer and Director	Since 1972
Andrew R. Milstein	48	Executive Vice President, Executive Merchandise Manager (since 1992), Assistant Secretary and Director	Since 1989
Stephen E. Milstein	45	Executive Vice President, General Merchandise Manager (since 1990) and Director	Since 1978
Mark A. Nesci	45	Executive Vice President, Chief Operating Officer (since 1990) and Director	Since 1989
Paul C. Tang	48	Executive Vice President, General Counsel and Assistant Secretary	Since 1993
Robert L. LaPenta, Jr.	47	Vice President (since 1999), Corporate Controller and Chief Accounting Officer	Since 1986

Monroe G. Milstein is the father of Andrew R. Milstein and Stephen E. Milstein. No other family relationship exists among any of the named directors or executive officers.

(1)	Each person listed as an Executive Vice President was named to such position in August 1999. Prior to that time, each such person was a Vice President.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers who served in such capacities as of June 2, 2001.

		Annual Compensation			Long-Term Compensation
Awards
Name and Principal Position	Fiscal Year Ended June 2	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Award(s) ($)	Option (#)	Long-Term Incentive Plan Payouts ($)	All other Compensation ($)(1)
Monroe G. Milstein, President and Chief Executive Officer	2001 2000 1999	322,400 328,600 322,400	- - -	- - -	- - -	- - -	- - -	15,186 4,800 4,500

Mark A. Nesci, Executive Vice President- Chief Operating Officer	2001 2000 1999	325,405 295,434 261,987	- - -	- - -	- - -	- 40,000 -	- - -	15,122 8,800 4,700

Andrew R. Milstein, Executive Vice President and Executive Merchandise Manager	2001 2000 1999	212,376 196,649 174,157	- - -	- - -	- - -	- 16,800 -	- - -	13,382 8,800 4,700

Stephen E. Milstein, Executive Vice President and General Merchandise Manager	2001 2000 1999	214,698 202,284 181,478	- - -	- - -	- - -	- 16,800 -	- - -	13,433 8,800 4,700

Paul C. Tang, Executive Vice President, General Counsel and Assistant Secretary	2001 2000 1999	212,376 202,404 188,462	10,000 10,000 5,000	- - -	- - -	- 6,500 -	- - -	13,564 8,800 4,700
(1)	Constitutes Company contribution to the Company's 401(k) Profit Sharing Plan.

Option Grants During the Fiscal Year Ended June 2, 2001

During the fiscal year ended June 2, 2001, the Company made no grants of stock options to the executive officers named above in the Summary Compensation Table.

Option Exercises and Fiscal Year-End Values

The following table sets forth the value realized upon exercise of options during the preceding year and the number and value of unexercised stock options held by the named executives on June 2, 2001.

Name	Shares acquired on exercise (#)	Value realized ($)(1)	Number of Unexercised Options at FY-End (#)		Value of Unexercised in-the-Money Options at FY-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark A. Nesci	0	N/A	88,920	0	$544,680	N/A
Andrew R. Milstein	0	N/A	33,600	0	$216,972	N/A
Stephen E. Milstein	0	N/A	33,600	0	$216,972	N/A
Paul C. Tang	0	N/A	14,900	0	$83,475	N/A

(1)

Value realized is calculated on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.

(2)	The closing price of the Company's Common Stock as reported on the New York Stock Exchange Composite tape on June 1, 2001 was $19.95 and is used in calculating the value of unexercised options.

Report on Executive Compensation

The Company's current executive compensation program consists of primarily two elements: (1) base salary, reviewed annually and adjusted in light of the Company's performance for the year and the individual executive's contribution to that performance, and (2) incentive compensation consisting of stock awards, principally stock options. Additionally, Company executives participate in the Company's 401(k) Profit Sharing Plan (a defined contribution retirement plan).

Executive compensation is determined primarily by Monroe G. Milstein, the Company's founder and Chairman. In making decisions on compensation, Monroe Milstein consults with certain of the Company's principal executive officers, namely, Andrew R. Milstein, Stephen E. Milstein and Mark A. Nesci, who, together with Monroe G. Milstein, act as an informal compensation committee. However, the decision on executive compensation is made by Monroe Milstein, based on his evaluation of the executive's performance for the Company, subject to review by the Board of Directors.

An executive's performance at the Company is evaluated based upon the executive's areas of responsibility at the Company. While objective factors such as increase in sales and profitability in areas under an executive's management are considered, subjective factors such as the executive's ability to manage people and to contribute to the cohesiveness of the management structure as well as the creativity and innovativeness with which an executive performs his duties for the Company are weighed. The executive's compensation then, in turn, is linked to his or her performance and tied to the long-term financial success of the Company, as measured by stock performance, by the use of stock awards. The Company believes that the value of such stock awards will, in the long-term, reflect the financial performance of the Company.

In determining an executive's compensation, the executive's ownership of a substantial amount of stock of the Company and familial relationship to the Company's founder are considered in addition to such executive's performance at the Company. For this reason, such executives are relatively less well compensated in terms of salary than such individuals otherwise might be.

In keeping with this philosophy, the salary of Monroe G. Milstein, the Company's Chairman and Chief Executive Officer, has not been increased in the past three years, and, in fact, is approximately $72,000 less than his salary was in 1983, the year of the Company's initial public offering. Net income of the Company was approximately $12 million at the end of fiscal 1983 and approximately $71 million at the end of fiscal 2001. Stockholders equity at the end of fiscal 1983 was approximately $79,504,000 and at the end of fiscal 2001 was $655,371,000. For fiscal 2001, the Company's Common Stock traded in a range from $10.8125 to $21.980 and traded at $19.95 at the end of the fiscal year.

This report is submitted by the Board of Directors:

Monroe G. Milstein, Chairman	Harvey Morgan
Mark A. Nesci	Irving Drillings
Andrew R. Milstein	Roman Ferber
Stephen E. Milstein

Insider Participation

Monroe G. Milstein, Chairman of the Board, President and Chief Executive Officer, is principally responsible for determining compensation for all executive officers of the Company. In making compensation decisions, Monroe G. Milstein consults from time to time with Andrew R. Milstein, Stephen E. Milstein and Mark A. Nesci, who are officers of the Company. In addition, Monroe G. Milstein is a member of the Stock Incentive Committee. However, he is not eligible to receive options under the Company's 1998 Stock Incentive Plan.

Certain Relationships and Related Transactions

During the fiscal year ended June 2, 2001, no officer, director, nominee for director, five percent stockholder or family member of such person engaged in, or proposed to engage in, any transaction with the Company or its affiliates which are reportable under Reg. Section 229.404 promulgated by the Commission under the Securities Exchange Act of 1934, as amended.

On November 16, 1999, the Company made a loan to Mark A. Nesci, Executive Vice President, Chief Operating Officer and Director of the Company, in the amount of $204,344.71. The loan was made in the form of a demand note having an annual interest rate of 5.57% for the purpose of enabling Mr. Nesci to purchase shares of the Company's Common Stock pursuant to expiring options. As of July 31, 2001, the aggregate amount of Mr. Nesci's indebtedness to the Company was $240,539.26 which includes the aforementioned $204,344.71, plus accrued interest thereon, as well as the balance remaining on a personal loan of $50,000, bearing interest at 4.87% and payable over three years, that the Company made to Mr. Nesci during fiscal 1999. Both loans are secured by a mortgage on Mr. Nesci's residence.

Stock Performance Graph

The following graph sets forth the yearly percentage change in the cumulative total return on the Company's Common Stock during the preceding five fiscal years ended June 2, 2001 compared with the cumulative total returns at the S&P 500 Index and the published retail industry index. The comparison assumes $100 was invested on May 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

	1996	1997	1998	1999	2000	2001
Burlington Coat Factory Warehouse Corporation	100.00	184.52	229.58	193.31	144.77	229.10

S&P 500	100.00	134.70	168.48	203.91	225.27	201.50

Retail Stores Comp.	100.00	120.86	182.15	236.84	272.93	263.61

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
AMONG BURLINGTON COAT FACTORY WAREHOUSE
CORPORATION, THE S&P 500 INDEX AND
RETAIL STORES COMPOSITE INDEX(1)

350
300
250
200
150
100
50
DOLLARS
6/96
6/97
5/98
5/99
6/00
5/01
YEARS
BURLINGTON COAT FACTORY WRHS
RETAIL STORES COMPOSITE
S&P COMPOSITE

*$100 INVESTED ON MAY 31, 1996 IN STOCK OR INDEX -
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MAY 31

(1) Includes the following groups and companies:
RETAIL (DEPT. STORES) - Dillard Dept. Stores; May Dept. Stores; Nordstrom; Penney (J.C.).
RETAIL (DRUG STORES) - CVS Corp.; Longs Drug; Rite Aid; Walgreen Co.
RETAIL (FOOD CHAINS) - Albertson's; Great A&P; Kroger; Winn-Dixie.
RETAIL (GEN. MERCHANDISE) - Target Corp.; Kmart; Sears, Roebuck; Wal-Mart Stores.
RETAIL (SPECIALTY) - Circuit City Stores; Home Depot; Lowe's Cos.; Pep Boys; RadioShack Corp.; Toys R Us; Venator Group.
RETAIL (SPECIALTY-APPAREL) - Charming Shoppes; Limited Inc.; TJX Companies.

Compensation of Directors

For the fiscal year ended June 2, 2001, each director who was not an employee of the Company received a fee of $15,000 for his services as a director. No additional compensation is paid for membership on any committee established by the Board of Directors. The Company also reimburses directors for travel and out-of-pocket expenses incurred in connection with the directors' services to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

SECTION 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of a class of the Company's equity securities registered under the Exchange Act (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with these reports.

Based upon the Company's review of the copies of reports received by it and upon written representations received from the Reporting Persons, the Company believes that all filings required to be made by the Reporting Persons during the period from June 4, 2000 to June 2, 2001 were made on a timely basis.

PROPOSAL NUMBER TWO

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders are being asked to vote for a proposal to ratify the appointment of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 1, 2002. Neither the firm of Deloitte & Touche LLP nor any of its associates has any relationship with the Company except as independent certified public accountants of the Company. If the stockholders, by affirmative vote of the holders of a majority of the votes cast, do not ratify this appointment, the Board of Directors will reconsider its action and select other independent public accountants without further stockholder action.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if such representative desires to do so.

The Board of Directors recommends that the stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as the independent public accountants of the Company.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 1830 Route 130, Burlington, New Jersey 08016, no later than May 10, 2002 in order to be included in the proxy statement and form of proxy relating to that meeting. Any proposal by a stockholder to be presented at the 2002 Annual Meeting of Stockholders and NOT to be included in the Company's proxy statement must be received at the Company's executive offices, 1830 Route 130, Burlington, New Jersey 08016, no later than the close of business July 24, 2002. Proposals shall be sent to the attention of the Secretary.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy, discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

By Order of the Board of Directors, Paul C. Tang, Assistant Secretary

APPENDIX A

BURLINGTON COAT FACTORY
WAREHOUSE CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I. PURPOSE

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") of Burlington Coat Factory Warehouse Corporation (hereinafter referred to, along with its subsidiaries, as the "Corporation") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to monitor the integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; to monitor the independence and performance of the Corporation's independent accountants; and to provide an avenue of communication among the independent accountants, management, and the Board.

II. COMPOSITION AND MEETINGS

As of June 14, 2001, the Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation or that would violate the rules of the New York Stock Exchange with regard to independence of Audit Committee Members. Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually, and more often as warranted, with the independent accountants to discuss any matters that the Committee or the independent accountants believe should be discussed. The Committee shall meet annually, and more often as warranted, with management of the Corporation regarding the Corporation's systems of internal control, accuracy of financial reporting and results of audits.

III. RESPONSIBILITIES AND DUTIES

The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that financial management, as well as the independent accountants, have more knowledge and more detailed information about the Corporation than do the members of the Committee. Consequently, in carrying out its oversight responsibilities the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent accountants' work.

The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibilities. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to react to changing conditions and to ensure to the Board and the Corporation's stockholders that the Corporation's accounting and reporting practices are in accordance with all requirements and are of the highest quality. Accordingly, these functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate.

Review with a representative of financial management and the independent accountants the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing, the Corporation's earnings announcements prior to release, and the results of the independent accountants' review of Interim Financial Information pursuant to Statement on Auditing Standards ("SAS") No. 71 (Interim Financial Information) issued by the Auditing Standards Board. The chair of the Committee may represent the entire Committee, either in person or by telephone conference call, for purposes of this review.

Review the following with management and the independent accountants at the completion of the annual audit of the Corporation's consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing: (a) the Corporation's annual consolidated financial statements and related footnotes; (b) the independent accountants' audit of the consolidated financial statements and their report; (c) any serious difficulties or disputes with management encountered during the course of the audit; and (d) other matters related to the conduct of the audit, which are to be communicated to the Committee under general accepted auditing standards including, discussions relating to the independent accountants' judgments about such matters as the quality, not just the acceptability, of the Corporation's accounting practices and other items set forth in SAS 61 (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

On an annual basis, the Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board ("ISB") Standard No. 1, as may be modified or supplemented, and discuss with the accountants their independence. The Committee will recommend that the Board take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the accountants and satisfy itself that the Corporation has engaged independent accountants as required by the Securities Acts administered by the Securities and Exchange Commission.

The Committee will prepare and review the Audit Committee Report for inclusion in the annual stockholders' meeting proxy statement. The Audit Committee Report must state whether the Committee has: (a) reviewed and discussed the audited consolidated financial statements with management; (b) discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced; (c) received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence; and (d) recommended to the Board, based on the review and discussions referred to in above items (a) through (c), that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

The Committee and Board are responsible for the selection, evaluation and, where appropriate, replacement of the independent accountants. Selection for the ensuing calendar year will be submitted to the stockholders for ratification or rejection at the annual meeting of stockholders. Consistent with these responsibilities, it is recognized that the independent accountants are ultimately accountable to the Board and the Committee.

Review and reassess the adequacy of this Audit Committee Charter on an annual basis. The charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement after any significant amendment to the charter.

In consultation with the independent accountants and management, regularly review the integrity of the Corporation's financial reporting processes and system of internal control.

Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

[FORM OF PROXY]

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

1830 ROUTE 130

BURLINGTON, NEW JERSEY 08016

PROXY -- Annual Meeting of Stockholders -- November 1, 2001 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Monroe G. Milstein and Andrew A. Milstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Burlington Coat Factory Warehouse Corporation held of record by the undersigned on September 14, 2001, at the Annual Meeting of Stockholders to be held on November 1, 2001 or any adjournment thereof.

1. ELECTION OF DIRECTORS

FOR ☐ all nominees listed below (except as marked to the contrary below)	WITHHOLD ☐ AUTHORITY to vote for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

MONROE G. MILSTEIN, ANDREW R. MILSTEIN, HARVEY MORGAN, STEPHEN E. MILSTEIN, MARK A. NESCI, IRVING DRILLINGS, ROMAN FERBER

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 1, 2002.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS AND FOR PROPOSAL 2.

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date

Signature

Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.